(h)(5)(i)

AMENDED SCHEDULE A

ING GET FUND	ING STRATEGIC ALLOCATION PORTFOLIOS, INC.
ING GET Fund – Series P	ING VP Strategic Allocation Conservative Portfolio
ING GET Fund – Series Q	ING VP Strategic Allocation Growth Portfolio
ING GET Fund – Series R	ING VP Strategic Allocation Moderate Portfolio
ING GET Fund – Series S
ING GET Fund – Series T	ING VARIABLE FUNDS
ING GET Fund – Series U	ING VP Growth and Income Portfolio
ING GET Fund – Series V
ING VARIABLE PORTFOLIOS, INC.
ING SERIES FUND, INC.	ING VP Global Science and Technology Portfolio
Brokerage Cash Reserves	ING VP Growth Portfolio
ING 130/30 Fundamental Research Fund	ING VP Index Plus LargeCap Portfolio
ING Aeltus Money Market Fund	ING VP Index Plus MidCap Portfolio
ING Balanced Fund	ING VP Index Plus SmallCap Portfolio
ING Global Science and Technology Fund	ING VP International Equity Portfolio
ING Government Fund	ING VP Small Company Portfolio
ING Growth Fund	ING VP Value Opportunity Portfolio
ING Index Plus LargeCap Fund
ING Index Plus MidCap Fund	ING VP BALANCED PORTFOLIO, INC.
ING Index Plus Protection Fund
ING Index Plus SmallCap Fund	ING VP INTERMEDIATE BOND PORTFOLIO
ING International Growth Fund
ING Small Company Fund	ING VP MONEY MARKET PORTFOLIO
ING Strategic Allocation Balanced Fund
ING Strategic Allocation Growth Fund
ING Strategic Allocation Income Fund